CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated May 21, 2010 on Dreyfus Short-Intermediate Municipal Bond Fund for the fiscal year ended March 31, 2010 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-11752 and 811-5021) of Dreyfus Short-Intermediate Municipal Bond Fund.

ERNST&YOUNGLLP

New York, New York
July 26, 2010